JOINT VENTURE AGREEMENT

THIS AGREEMENT entered into on the 1st day of September 1999 (the
"Agreement Date"), by and among Rcontest.com Inc., a Georgia corporation (the "RCI'), and Best of Naples, Inc., a Florida corporation ("BONI").

WHEREAS, RCI owns certain rights associated with a web site known as www.executivemansions.com (the "Web Site"), including the right to the domain name for the Web Site, the common law trademark rights to the Web Site, the copyrights to certain web pages utilized on the Web Site, and other contractual rights associated with the Web Site (collectively, the "Web Site Rights");

WHEREAS, RCI and BONI have agreed to enter into a joint venture for the purpose of developing and marketing the Web Site and related products;

WHEREAS, the parties have entered into this Agreement to set forth the terms of their joint venture.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is acknowledged by the parties, and in consideration of the mutual covenants set forth herein, the parties hereby agree as follows:

1. Formation of Executivemansions.com, Inc. At or before Closing, RCI will form a Florida corporation by the name of Executivemansions.com, Inc. ("ECI") All expenses of, formation of ECI will be borne by RCI, and will be reimbursed from the loan described in paragraph 3 herein.

2. Capital Contribution of RCI. At Closing, RCT will license the Web Site Rights to ECI for 60% of the common stock in ECI. Such license will provide, inter alia, that it will terminate, and all rights in the Web Site Rights shall revert to RCI, in the event ECI shall file for bankruptcy, have an involuntary bankruptcy filed against it, have a receiver appointed for it, or cease operating for sixty (60) consecutive days.

3. Loan by RCI. At the Closing, RCI will loan ECI $150,000. Such loan will bear interest at 7% per annum simple interest, and shall be payable in full with all accrued interest ten years after the date of the loan. However, no distributions shall be made to the stockholders of ECI prior to full payment of the loan without the consent of RCI. The loan win be evidenced by a promissory note substantially in the form of that promissory note attached hereto as Exhibit A.

4. Employment Agreements. At Closing, the BONIs will enter into employment agreements with ECI containing such compensation terms that the parties may agree to prior to Closing in the projections developed pursuant to paragraph 4 herein, and will be issued 40% shares of conm3on stock in ECI.

5. Governance of GVP. At Closing, five persons will be appointed to the board of directors of ECI, three of whom shall be nominees of the RCI and two of whom shall be nominees of BONI. The Chairman shall be one of the nominees of the RCI. The officers of ECI shall be as follows: Ginny Lee - President & CEO; Michael Dion - Vice President & Chairman of Board; David Supan - Secretary; David Supan - Treasurer. At Closing, RCI and BONI will enter into a shareholders' agreement containing terms to be negotiated by the parties, which agreement shall provide, inter alia, that ECI may not amend its articles of incorporation, enter into any merger agreement, or sale substantially all of its assets unless approved by both RCI and BONI.

6. Closing. Closing is conditioned on (a) the successful completion of RCI's current offering under SEC Rule 504, (b) the parties' agreement on the projections to be developed in paragraph 4 herein, (e) the parties agreement on the terms of employment agreements for BONI and a shareholders' agreement among the parties, and (d) the parties agreement to all other documents necessary to document the transactions contemplated by this Agreement. Closing will take place in the offices of Mottern, Fisher & Rosenthal P.C. (hereinafter, the "Closing") at a date and time to be mutually agreed upon by the parties following the satisfaction of the conditions to Closing.

7. Closing Costs. Each party shall be responsible for the cost of its attorneys or other professionals retained by such person in connection with the negotiation and consummation of this Agreement.

8. Termination of Agreement. This Agreement will terminate in the event all of the conditions to Closing have not been satisfied within ninety days of the Agreement Date, in which event neither party shall have any liability to the other party.

9. Broker's Fee. RCI represents to BONI that RCI has not engaged any broker or agent in regard hereto or to the sale and purchase of the Web Site Rights, and RCI hereby agrees to indemnify BONI and hold BONI harmless against all liability, loss, cost, damage and expense (including, without limitation, attorneys' fees and cost of litigation) BONI shall ever suffer or incur because of any claim by any broker or agent claiming by, through or under RCI, whether or not meritorious, for any fee, commission or other compensation with respect hereto or to the sale and purchase of the Web Site Rights. BONI represents to RCI that they have not engaged any broker or agent in regard hereto or to the sale and purchase of the Web Site Rights, and BONI hereby agrees to indemnify RCI and hold RCI harmless against all liability, loss, cost, damage and expense (including, without limitation, attorneys' fees and cost of litigation) RCI shall ever suffer or incur because of any claim by any broker or agent claiming by, through or under BONI, whether or not meritorious, for any fee, commission or other compensation with respect hereto or to the sale and purchase of the Web Site Rights.

10. Exclusivity. So long as this Agreement remains in effect, RCT will not market, negotiate for the sale of or convey or encumber any portion of the Web Site Rights.

11. Arbitration. Any disputes between RCI and BONI to enforce the terms of this Agreement or involving the interpretation or meaning of this Agreement shall be resolved by binding arbitration in Atlanta, Georgia or Naples, Florida.

12. Miscellaneous Provisions.

a) No Waivers. No failure or delay on the part of any party in exercising any right, power, privilege or remedy arising hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy preclude any other or future exercise thereof or the exercise of any other right, power, privilege or remedy. No notice to or demand on any party in any case shall entitle it to any other or further notice or demand in similar or other circumstances.

b) Multiple Counterparts . This Agreement may be executed in any number of counterparts, each of which shall constitute an original.

c) Headings: Interpretation. Section headings have been inserted in this Agreement as a matter of convenience and for reference only and it is agreed that such section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement. Whenever used herein, the singular shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

d) Successors and Assigns. This Agreement shall be binding upon and shall insure to the benefit of the parties hereto and their respective successors and assigns, except as otherwise provided herein. Except as provided in the preceding sentence, there are no third party beneficiaries.

e) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Florida.

f) Modifications. No modification, amendment or waiver of any provision of this Agreement, nor any consent to any departure by any party from the terms hereof shall be effective unless the same be in writing and signed by all parties hereto.

g) Entire Agreement. This Agreement constitutes the entire and complete agreement between the parties hereto and all prior agreements, understandings, obligations or statements by and between the parties concerning the subject matter hereof will be merged into and be superseded by this Agreement and shall be of no further force and effect. There are no third-party beneficiaries to this Agreement, either intended or unintended.

h) Survival. This Agreement and the representations, warranties and covenants contained herein shall survive consummation of the transactions herein contemplated for a period of four (4) years.

i) Attorney's Fees. In the event any party hereto files a lawsuit in connection with this Agreement then the party which prevails in such action shall be entitled to recover, in addition to all other remedies and damages, reasonable attorney's fees and costs of court incurred in such lawsuit.

j) Notices. All notices required or permitted hereunder, and under any instrument delivered pursuant hereto, shall be given in writing, and shall be deemed to have been given and received upon the earlier to occur of: (a) the actual receipt of any such notice by the intended recipient; and (b) the third business day following deposit of any such notice enclosed in a wrapper with postage prepaid, properly addressed to the intended recipient at its address set forth below, as a certified item, return receipt requested, in an official depository of and under the care and custody of the United States Postal Service. The parties' address for notice shall be as follows:

If to the BONI:

Ginny Lee and David Supan
4099 Tamiami Trail North
2nd Floor
Naples, Florida 34103

If to RCI:

Michael D. Dion
Rcontest.com, Inc.
4989 Peachtree Parkway, Suite 200
Norcross, Georgia 30092
(770) 246-1337

and

Robert J. Mottern, Esq.
Mottern Fisher & Rosenthal P.C.
2300 Northlake Centre Drive
Suite 200
Tucker, Georgia 30084
(770) 496-4565

Any party hereto may change its address for notice set forth herein by giving the other parties at least 1O days advance written notice of such change of address.

     IN WITNESS WHEREOF, the parties have set their hands and seals the date set forth above.

                                           RCONTEST.COM, INC., a Georgia
                                           Corporation

                                           /s/ Michael Dion

                                          By: Michael D. Dion, President

                                          BEST OF NAPLES, INC., a Florida
                                           Corporation

                                          /s/ Ginny Lee
                                          By: /s/ Ginny Lee
                                          Its: President